Date: October 28, 2005

Contact: Neal A. Petrovich, Senior Vice President and Chief Financial Officer
434-773-2242 petrovichn@amnb.com

Traded: NASDAQ National Market Symbol: AMNB

AMERICAN NATIONAL BANKSHARES INC. ANNOUNCES THIRD QUARTER EARNINGS

Danville, VA -- American National Bankshares Inc. (NASDAQ: AMNB), parent company of American National Bank and Trust Company, reported third quarter earnings of $.42 per share on both a basic and diluted basis, equaling the per share earnings from the third quarter of 2004. Net income was $2.31 million for the recently completed quarter, compared with $2.34 million in the third quarter of 2004.

For the first nine months of 2005, net income was $7.32 million, up from $7.23 million in the comparable 2004 period. Basic earnings per share improved 3.9%, from $1.29 in the 2004 period to $1.34 in the 2005 period. Diluted earnings per share also improved 3.9%, from $1.28 during the first nine months of 2004 to $1.33 in 2005. Return on average assets increased from 1.52% for the first nine months of 2004 to 1.58% for the first nine months of 2005, and return on average equity improved from 13.42% to 13.67%.

Included in the recent quarter were expenses of approximately $193,000 associated with the company’s opening of a full service office in Lynchburg, Virginia. Initially opened as a loan production operation, the office was expanded into a full service location during the third quarter. The office now provides commercial and consumer lending, deposit, trust and investment services to the Lynchburg market. “These types of investments in people and facilities are a necessary component of our expansion plans”, commented Charles H. Majors, President and Chief Executive Officer. On October 19, 2005, the company announced plans to further expand into the Lynchburg area by acquiring Community First Financial Corporation. “We view the Lynchburg market as a natural extension of our market area, and one with the growth characteristics we desire”, stated Majors.

Net interest income was $5.93 million for the third quarter of 2005, up 5.5% from the third quarter of 2004, due to interest rate increases and loan growth. The interest margin, on a fully taxable equivalent basis, improved to 4.21% in the third quarter of 2005, due to interest rate increases, loan growth, and a change in the mix of deposits towards lower cost accounts. The interest margin for the third quarter of 2004 was 3.94%.

Noninterest income for the third quarter of 2005 totaled $1.91 million, a 10.1% increase over the third quarter of 2004. This improvement was due primarily to increases in mortgage banking, retail brokerage, and deposit account service charge activity.

As mentioned earlier, American National recently announced plans to acquire Community First Financial Corporation, the parent company of Community First Bank, which operates four offices serving the City of Lynchburg, Virginia and the counties of Bedford, Campbell and Nelson. The bank had reported assets of $165 million at June 30, 2005. The acquisition is subject to certain conditions, including Community First shareholder approval and regulatory approval, and is expected to close in the first quarter of 2006. Mr. Majors commented, “While the effects of this transaction are expected to negatively impact earnings growth in the near-term, we believe it will positively impact net income beginning in the fourth quarter of 2006, as cost savings are more fully realized.”

About American National

American National Bankshares Inc. is the holding company of American National Bank and Trust Company, a community bank with fifteen full service offices and one loan production office. Full service offices are located in Danville, Chatham, Collinsville, Gretna, Martinsville, Henry County, South Boston, and Lynchburg, Virginia, and in Yanceyville, North Carolina. The Bank also operates a loan production office in Greensboro, North Carolina. American National Bank and Trust Company provides a full array of financial products and services, including commercial, mortgage, and consumer banking; trust and investment services; and insurance. Services are also provided through nineteen ATMs, “AmeriLink” Internet banking, and 24-hour “Access American” phone banking. Additional information is available on the Bank’s website at www.amnb.com. The shares of American National Bankshares Inc. are traded on the NASDAQ National Market under the symbol “AMNB”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Corporation and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Corporation’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. American National Bankshares Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

American National Bankshares Inc. and Subsidiary
Consolidated Balance Sheets
(Dollars in thousands, except share data)
Unaudited

	September 30
ASSETS	2005	2004

Cash and due from banks	$17,457	$13,676
Interest-bearing deposits in other banks	6,407	2,809

Securities available for sale, at fair value	146,922	177,664
Securities held to maturity	19,050	21,328
Total securities	165,972	198,992

Loans held for sale	1,379	1,203

Loans, net of unearned income	409,219	394,710
Less allowance for loan losses	(8,515)	(5,599)
Net Loans	400,704	389,111

Bank premises and equipment, net	7,660	7,660
Core deposit intangibles, net	171	597
Accrued interest receivable and other assets	11,465	9,391

Total assets	$611,215	$623,439

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Demand deposits -- noninterest-bearing	$90,880	$81,670
Demand deposits -- interest-bearing	79,553	71,242
Money market deposits	42,035	51,139
Savings deposits	80,688	82,649
Time deposits	184,142	197,317
Total deposits	477,298	484,017

Repurchase agreements	41,873	45,696
FHLB borrowings	17,275	19,425
Accrued interest payable and other liabilities	2,855	2,873
Total liabilities	539,301	552,011

Shareholders' equity:
Common stock, $1 par, 10,000,000 shares authorized,
5,437,789 shares outstanding at September 30, 2005 and
5,522,299 shares outstanding at September 30, 2004	5,438	5,522
Capital in excess of par value	9,463	9,433
Retained earnings	57,661	56,217
Accumulated other comprehensive income, net	(648)	256
Total shareholders' equity	71,914	71,428

Total liabilities and shareholders' equity	$611,215	$623,439

American National Bankshares Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share data)
Unaudited
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004
Interest Income:
Interest and fees on loans	$6,535	$5,572	$18,949	$16,885
Interest and dividends on securities:
Taxable	969	1,276	3,109	3,827
Tax-exempt	507	500	1,531	1,496
Dividends	50	37	155	124
Other interest income	83	24	153	68
Total interest income	8,144	7,409	23,897	22,400
Interest Expense:
Interest on deposits	1,736	1,414	4,868	4,501
Interest on repurchase agreements	250	126	617	377
Interest on other borrowings	224	243	719	734
Total interest expense	2,210	1,783	6,204	5,612
Net Interest Income	5,934	5,626	17,693	16,788
Provision for Loan Losses	180	255	720	725

Net Interest Income After Provision
for Loan Losses	5,754	5,371	16,973	16,063

Noninterest Income:
Trust and investment services	731	737	2,218	2,208
Service charges on deposit accounts	628	590	1,819	1,795
Other fees and commissions	277	201	801	669
Mortgage banking income	213	116	478	460
Securities gains, net	-	-	45	119
Other	62	92	575	383
Total noninterest income	1,911	1,736	5,936	5,634
Noninterest Expense:
Salaries	2,226	1,855	6,147	5,469
Pension and other employee benefits	509	427	1,480	1,261
Occupancy and equipment	631	580	1,865	1,844
Bank franchise tax	136	139	408	417
Core deposit intangible amortization	88	112	313	337
Other	832	733	2,420	2,268
Total noninterest expense	4,422	3,846	12,633	11,596
Income Before Income Tax Provision	3,243	3,261	10,276	10,101
Income Tax Provision	933	922	2,959	2,868
Net Income	$2,310	$2,339	$7,317	$7,233

Net Income Per Common Share:
Basic	$0.42	$0.42	$1.34	$1.29
Diluted	$0.42	$0.42	$1.33	$1.28

Average Common Shares Outstanding:
Basic	5,441,664	5,587,042	5,474,514	5,615,946
Diluted	5,481,179	5,632,715	5,518,928	5,666,120

Financial Highlights
American National Bankshares Inc. and Subsidiary

(Dollars in thousands,
except per share data, unaudited)	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	2004	Change		2005		2004		Change
EARNINGS
Interest income	$8,144	$7,409	9.9%		$23,897		$22,400		6.7%
Interest expense	2,210	1,783	23.9		6,204		5,612		10.5
Net interest income	5,934	5,626	5.5		17,693		16,788		5.4
Provision for loan losses	180	255	(29.4)		720		725		(0.7)
Noninterest income	1,911	1,736	10.1		5,936		5,634		5.4
Noninterest expense	4,422	3,846	15.0		12,633		11,596		8.9
Income taxes	933	922	1.2		2,959		2,868		3.2
Net income	2,310	2,339	(1.2)		7,317		7,233		1.2

PER COMMON SHARE
Earnings per share - basic	$0.42	$0.42	0.0%		$1.34		$1.29		3.9%
Earnings per share - diluted	0.42	0.42	0.0		1.33		1.28		3.9
Cash dividends paid	0.21	0.20	5.0		0.62		0.59		5.1
Book value					13.22		12.93		2.2
Closing market price					23.43		24.31		(3.6)

FINANCIAL RATIOS
Return on average assets	1.50%	1.50%	0	bp	1.58%		1.52%		6	bp
Return on average shareholders' equity	12.88	13.11	(23)		13.67		13.42		25
Average equity to average assets	11.66	11.47	19		11.54		11.34		20
Net interest margin (FTE)	4.21	3.94	27		4.15		3.86		29
Efficiency ratio	54.40	50.45	395		51.66		50.47		119

PERIOD END BALANCES
Securities					$165,972		$198,992		(16.6)%
Loans held for sale					1,379		1,203		14.6
Loans, net of unearned income					409,219		394,710		3.7
Assets					611,215		623,439		(2.0)
Deposits					477,298		484,017		(1.4)
Repurchase agreements					41,873		45,696		(8.4)
FHLB borrowings					17,275		19,425		(11.1)
Shareholders' equity					71,914		71,428		0.7

AVERAGE BALANCES
Securities	$166,478	$196,568	(15.3)%		$173,178		$196,754		(12.0)%
Total loans	413,647	394,969	4.7		414,940		402,857		3.0
Interest-earning assets	589,808	598,288	(1.4)		594,963		608,390		(2.2)
Assets	615,162	622,321	(1.2)		618,607		633,635		(2.4)
Interest-bearing deposits	385,640	405,126	(4.8)		397,057		415,733		(4.5)
Deposits	476,562	482,169	(1.2)		481,231		490,187		(1.8)
Repurchase agreements	46,187	45,108	2.4		43,287		47,446		(8.8)
FHLB borrowings	17,970	20,530	(12.5)		20,218		21,370		(5.4)
Shareholders' equity	71,719	71,377	0.5		71,359		71,869		(0.7)

CAPITAL
Average shares outstanding - basic	5,441,664	5,587,042	(2.6)%		5,474,514		5,615,946		(2.5)%
Average shares outstanding - diluted	5,481,179	5,632,715	(2.7)		5,518,928		5,666,120		(2.6)
Shares repurchased	15,100	79,400			94,450		154,968
Average price of shares repurchased	$23.73	$23.15			$24.41		$23.62

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$8,378	$5,457	53.5%		$7,982		$5,292		50.8%
Provision for loan losses	180	255	(29.4)		720		725		(0.7)
Charge-offs	(105)	(169)	(37.9)		(377)		(588)		(35.9)
Recoveries	62	56	10.7		190		170		11.8
Ending balance	$8,515	$5,599	52.1		$8,515		$5,599		52.1

NONPERFORMING ASSETS
Nonperforming loans:
90 days past due					$-		$-		NA %
Nonaccrual					9,000		4,307		109.0
OREO					125		231		(45.9)
Nonperforming assets					$9,125		$4,538		101.1

ASSET QUALITY RATIOS **
Net chargeoffs to average loans					0.06%		0.14%		(8)	bp
Nonperforming assets to total assets					1.49		0.73		76
Nonperforming loans to total loans					2.20		1.09		111
Allowance for loan losses to total loans					2.08		1.42		66
Allowance for loan losses
to nonperforming loans					0.95	x	1.30	x	(35)

Notes:

bp - Change is measured as difference in basis points.
** - Balance sheet amounts used in calculations are based on period end balances.